Exhibit 5.2

599 Lexington Avenue
New York, NY 10022-6069

+1.212.848.4000

June 1, 2021

Ardagh Metal Packaging S.A.

56, rue Charles Martel

L-2134 Luxembourg, Luxembourg

Ardagh Metal Packaging S.A.
Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as United States counsel to Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg (the “Company” or “AMPSA”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form F-4, Registration No. 333-254005, initially filed by AMPSA with the Commission on March 8, 2021 (as amended, the “Registration Statement”), of (i) 62,343,750 shares of AMPSA, with a nominal value of EUR 0.01 per share (each, an “AMPSA Share”), consisting of (a) 52,500,000 AMPSA Shares issuable in exchange for outstanding GHV Class A Common Stock and (b) 9,843,750 AMPSA Shares issuable in exchange for outstanding GHV Class F Common Stock converted into GHV Class A Common Stock pursuant to the Class F Conversion, (ii) 16,750,000 warrants (the “AMPSA Warrants”), which will automatically convert from GHV Warrants (as defined below) into such AMPSA Warrants at the Merger Effective Time, entitling the holder to purchase one AMPSA Share, at a price of $11.50 per AMPSA Share (subject to adjustment), and (iii) 16,750,000 AMPSA Shares, issuable upon exercise of the AMPSA Warrants. Capitalized terms used but not defined herein have their meanings assigned to such terms in the Registration Statement.

The AMPSA Warrants will be governed by the Warrant Agreement dated August 10, 2020 between Gores Holdings V, Inc., a Delaware corporation (“GHV”), and Continental Stock Transfer & Trust Company, a New York corporation, pursuant to which the original warrants of GHV (the “GHV Warrants”) were issued (the “Original Warrant Agreement”), as modified by a Warrant Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”) to be entered into by and among GHV, AMPSA, and Computershare Trust Company, N.A. Upon consummation of the business combination contemplated by the Business Combination Agreement, dated February 22, 2021 (the “Business Combination Agreement”), by and among GHV, AMPSA, Ardagh Group S.A., and Ardagh MP MergeCo Inc., and the authorization, execution and delivery of the Warrant Assumption Agreement, each outstanding GHV Warrant will become one AMPSA Warrant (the “Assignment and Assumption”).

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In that connection, we have reviewed originals or copies of the following:

(a)                                 The Registration Statement;

(b)                                 The Original Warrant Agreement;

(c)                                  The form of AMPSA Warrant certificate (the “AMPSA Warrant Certificate”), to be filed on the date hereof as Exhibit 4.2 to the Registration Statement;

(d)                                 The form of Warrant Assumption Agreement, filed on March 8, 2021 as Exhibit 10.7 to the Registration Statement; and

(f)                                   Originals or copies of such other records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

As used herein, the term “Opinion Documents” means the Original Warrant Agreement, the form of Warrant Assumption Agreement and the AMPSA Warrant Certificate.

In our review of the Opinion Documents and other documents, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(e)                                  That:

(i)                                     The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)                                  The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered or will duly authorize, execute and deliver (except to the extent Generally Applicable Law (as defined below) is applicable to such execution and delivery), the Opinion Documents to which it is a party.

(iii)                               The execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not:

(A)                               contravene its certificate or articles of incorporation, by-laws or other organizational documents; or

(B)                               except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it.

(f)                                   That the execution, delivery and performance by the Company of the Opinion Documents to which it is a party do not and will not result in any conflict with or breach of any agreement or document binding on it.

(g)                                  That, except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that, upon the effectiveness of the Assignment and Assumption and performance by all parties of their obligations under the Warrant Assumption Agreement and the Original Warrant Agreement, when issued and delivered upon the terms and conditions set forth in the Registration Statement, the Business Combination Agreement, the Original Warrant Agreement and the Warrant Assumption Agreement, the AMPSA Warrants will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:

(a)                                 Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and possible judicial action giving effect to governmental actions or foreign laws affecting warrant holders’ rights.

(b)                                 Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)                                  Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

(d)                                 We express no opinion as to the validity, legally binding effect or enforceability of any provision in the Opinion Documents that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Shearman & Sterling LLP

RA/ek/sm/np

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